Exhibit 99.1

Serve Robotics Announces Pricing of $15.0 Million Private Placement

SAN FRANCISCO, July 23, 2024 /PRNewswire/ -- Serve Robotics Inc. (“Serve”) (Nasdaq: SERV), a leading autonomous delivery robotics company, today announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale, in a private placement, of pre-funded warrants to purchase 2,500,000 shares of Serve’s common stock (the “Common Stock”), together with a warrants to purchase up to an aggregate of 2,500,000 shares of Common Stock at an exercise price of $6.00 per share. Each pre-funded warrant to purchase one share of Common Stock together with one $6.00  warrant to purchase one share of Common Stock is being sold at a purchase price of $6.00. The $6.00 warrants will have, will be exercisable upon issuance, and will expire five and a half years from the date of issuance.

Aegis Capital Corp. is acting as the exclusive placement agent for the offering. Orrick, Herrington & Sutcliffe LLP served as counsel to the Company and Sichenzia Ross Ference Carmel LLP served as counsel to Aegis Capital Corp. for the private placement.

The offering is expected to close on or about July 24, 2024, subject to satisfaction of customary closing conditions. The gross proceeds to Serve Robotics from this offering are expected to be approximately $15.0 million, before deducting placement agent fees and other offering expenses.

The securities described above are being sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock sold in the private placement and the shares of Common Stock issuable upon exercise of the pre-funded warrants and the warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Serve Robotics

Backed by Uber and NVIDIA, Serve Robotics develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed tens of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots on the Uber Eats platform across multiple U.S. markets.

Safe Harbor Forward-Looking Statements

This press release of Serve Robotics, Inc. contains “forward-looking statements”. Words such as “may”, “will”, “could”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” and other comparable terminology are intended to identify forward-looking statements. For example, the Company is using forward-looking statements when it discusses its vision, its strategy, and its products. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there could be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking statements except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statement, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.

Contacts

Aduke Thelwell
Head of Communications
Serve Robotics
aduke.thelwell@serverobotics.com
347.464.8510

CORE IR
investor.relations@serverobotics.com